For Immediate Release

LivePerson Announces Fourth Quarter 2014 Financial Results

-- Fourth Quarter Revenue Exceeds High End of Guidance --

-- Generates Enterprise/Mid-Market Revenue Growth of 20% --

-- Signs First Seven-Figure Enterprise Contract for LiveEngage Platform --

NEW YORK, February 11, 2015 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced financial results for the fourth quarter ended December 31, 2014.

Revenue
Total revenue was $58.2 million for the fourth quarter, an increase of 24% as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the fourth quarter was $54.0 million. Revenue from consumer operations was $4.2 million.
For the fourth quarter of 2014, Enterprise/Mid-Market revenue, excluding the Contact At Once! acquisition, grew 20% over the same period last year, including a 2% drag from currency.
Bookings for the fourth quarter of 2014, excluding Contact At Once!, were $11.0 million, which compares to $10.0 million in the fourth quarter of 2013. Full year 2014 bookings were $41.3 million, an increase of 19%. Bookings are a non-GAAP financial measure. A description of how bookings are calculated is included below under the heading "Non-GAAP Financial Measures."
"LivePerson accelerated revenue growth in 2014 and achieved several important milestones. We successfully launched LiveEngage into the market and we now have more than 1,000 customers on the new platform," said CEO Robert LoCascio." The market is ready for a different kind of brand and consumer connection, and LivePerson has the platform, a strong team of leaders, and solid foundation of culture to execute on this opportunity in 2015."
Customer Expansion
During the fourth quarter, the Company signed new contracts with:

•	A leading telecommunications firm in Europe

•	One of the world's largest telecommunications firms in Asia

•	A leading online travel marketplace

•	One of the world's leading financial publications

•	A large national payment processor

•	A medical technology firm based in Europe

The Company also expanded business with:

•	The Royal Bank of Scotland

•	A global financial services institution in Europe

•	A global IT security firm

•	A Fortune 500 industrial supplier

•	One of the largest international automobile manufacturers

•	A large North American retailer

Adjusted Net Income and Adjusted EBITDA
Adjusted net income for the fourth quarter of 2014 was $1.0 million or $0.02 per share, as compared to $3.1 million or $0.06 per share in the fourth quarter of 2013. Adjusted net income excludes amortization of purchased intangibles, stock-based compensation and acquisition costs.
Adjusted EBITDA for the fourth quarter of 2014 was $5.3 million or $0.09 per share, as compared to $5.3 million or $0.10 per share in the fourth quarter of 2013. Adjusted EBITDA excludes other income/(expense), taxes, depreciation, amortization, stock-based compensation, acquisition costs and other non-cash charges, if any.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Net Loss
Net loss for the fourth quarter of 2014 was $4.2 million or $0.08 per share, as compared to a net loss of $0.7 million or $0.01 per share in the fourth quarter of 2013. The fourth quarter 2014 net loss included an income tax expense of approximately $0.03 per share and acquisitions costs of approximately $0.02 per share.
Cash
The Company's cash balance was $49.4 million at December 31, 2014, as compared to $87.1 million as of September 30, 2014. The decrease primarily reflects the cash payment related to the acquisition of Contact At Once!

Financial Expectations
Following is the Company's current expectation for financial and operating performance.
First Quarter 2015

•	Revenue of $60.0 - $61.0 million, including a negative $1.0 million currency impact

•	Diluted adjusted EBITDA of $0.08 - $0.11 per share

•	Diluted adjusted net income of $0.03 - $0.06 per share

•	Diluted GAAP net loss/share of $(0.06) - $(0.03)

•	Fully diluted share count of approximately 56.9 million
Full Year 2015

•	Revenue of $263.0 - $269.0 million, including a negative $4.0 million currency impact

•	Diluted adjusted EBITDA of $0.46 - $0.51 per share

•	Diluted adjusted net income of $0.27 - $0.32 per share

•	Diluted GAAP net loss/share of $(0.12) - $(0.07)

•	Fully diluted share count of approximately 57.5 million

Other Full Year 2015 Assumptions

•	GAAP gross margin of approximately 75%

•	Amortization of purchased intangibles of approximately $9.0 million

•	Stock-compensation expense of approximately $13.5 million

•	Depreciation of approximately $11.5 million

•	Effective tax rate of approximately (30%)

•	Capital expenditures of approximately $15 million

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended	Twelve Months Ended
	December 31, 2014	December 31, 2014
Cost of revenue	$283	$1,492
Sales and marketing	633	3,399
General and administrative	1,009	3,809
Product development	823	3,606
Total	$2,748	$12,306

Amortization of Purchased Intangible Assets
Included in the accompanying financial results are expenses related to the amortization of purchased intangible assets, as follows (in thousands):

	Three Months Ended	Twelve Months Ended
	December 31, 2014	December 31, 2014
Cost of revenue	$828	$3,469
General and administrative	801	1,621
Total	$1,629	$5,090

Earnings Teleconference and Video Discussion Information
The Company will discuss its fourth quarter 2014 financial results during a teleconference today, February 11, 2015. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-322-9836, while international callers should dial 928-328-1244, and both should reference the conference ID "79965084." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international); please reference the conference ID "79965084." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir. The Company will also post a video discussion of its fourth quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.

For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, acquisition costs, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of purchased intangibles, stock-based compensation and acquisition costs. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our bookings metrics include new or incremental contractual commitments for the first year of the contractual relationship from either new or existing customers for recurring subscription based fees, but exclude from such amounts non-recurring fees such as one time implementation costs or one time consulting fees. The bookings metric generally does not include or represent usage based and/or pay-for-performance based contracts, month-to-month contracts, transaction-based services or subsequent years of multi-year contractual agreements.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; volatility of the value of certain currencies in relation to the U.S. dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; risks related to technological or other defects distributing our services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software;  changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our complex products; our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$58,230	$46,888	$209,931	$177,805

Costs and expenses:
Cost of revenue	14,503	11,213	52,703	42,555
Sales and marketing	23,803	16,369	83,253	62,488
General and administrative	12,134	10,388	40,192	39,968
Product development	9,331	9,306	37,329	36,397
Amortization of purchased intangibles	801	199	1,621	871
Total cost and expenses	60,572	47,475	215,098	182,279

Loss from operations	(2,342)	(587)	(5,167)	(4,474)

Other (expense) income, net	(505)	73	(322)	337

Loss before provision for (benefit from) income taxes	(2,847)	(514)	(5,489)	(4,137)

Provision for (benefit from) income taxes	1,352	194	1,859	(638)

Net loss	$(4,199)	$(708)	$(7,348)	$(3,499)

Net loss per share of common stock:
Basic	$(0.08)	$(0.01)	$(0.13)	$(0.06)
Diluted	$(0.08)	$(0.01)	$(0.13)	$(0.06)

Weighted-average shares used to compute net loss per share:
Basic	55,191,576	54,209,685	54,478,754	54,725,236
Diluted	55,191,576	54,209,685	54,478,754	54,725,236

LivePerson, Inc.
Reconciliation on Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2014	2013	2014	2013
Net loss in accordance with generally accepted accounting principles		$(4,199)	$(708)	$(7,348)	$(3,499)
Add/(less):
(a)	Amortization of purchased intangibles	1,629	1,068	5,090	2,643
(b)	Stock-based compensation	2,748	2,759	12,306	12,508
(c)	Depreciation	2,517	2,041	9,071	8,090
(d)	Provision for (benefit from) income taxes	1,352	194	1,859	(638)
(e)	Acquisition costs	796	—	1,372	—
(f)	Other expense (income), net	505	(73)	322	(337)
Adjusted EBITDA (1)		$5,348	$5,281	$22,672	$18,767
Diluted adjusted EBITDA per common share		$0.09	$0.10	$0.41	$0.34

Weighted average shares used in diluted adjusted EBITDA per common share		56,722,672	55,396,496	55,757,645	55,930,735

Net loss in accordance with generally accepted accounting principles		$(4,199)	$(708)	$(7,348)	$(3,499)
Add:
(a)	Amortization of purchased intangibles	1,629	1,068	5,090	2,643
(b)	Stock-based compensation	2,748	2,759	12,306	12,508
(c)	Acquisition costs	796	—	1,372	—
Adjusted net income		$974	$3,119	$11,420	$11,652
Diluted adjusted net income per common share		$0.02	$0.06	$0.20	$0.21

Weighted average shares used in diluted adjusted net income per common share		56,722,672	55,396,496	55,757,645	55,930,735

Adjusted EBITDA		$5,348	$5,281	$22,672	$18,767
Add/(less):
(a)	Changes in operating assets and liabilities	(1,499)	10,765	(4,098)	1,530
(b)	Provision for doubtful accounts	747	457	1,843	457
(c)	(Provision for) benefit from income taxes	(1,352)	(194)	(1,859)	638
(d)	Deferred income taxes	(1,497)	(3,072)	(2,563)	(4,771)
(e)	Other (expense) income, net	(505)	73	(322)	337
Net cash provided by operating activities		$1,242	$13,310	$15,673	$16,958

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, acquisition costs and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2014	December 31, 2013

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$49,372	$91,906
Accounts receivable, net	31,382	29,489
Prepaid expenses and other current assets	10,374	6,361
Deferred tax assets, net	2,575	5,426
Total current assets	93,703	133,182

Property and equipment, net	19,583	17,618
Intangibles, net	32,620	13,088
Goodwill	80,848	32,724
Deferred tax assets, net	10,762	6,243
Other assets	2,301	2,235
Total assets	$239,817	$205,090

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,985	$10,139
Accrued expenses	37,772	25,419
Deferred revenue	11,992	8,747
Total current liabilities	58,749	44,305

Deferred revenue, net of current	—	468
Other liabilities	731	1,264
Total liabilities	59,480	46,037

Commitments and contingencies
Total stockholders' equity	180,337	159,053
Total liabilities and stockholders' equity	$239,817	$205,090

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com

Media contact:
Erin Kang
212-609-4256
ekang@liveperson.com